UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2004

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	0-15449	94-2672609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 N. McCarthy Blvd., No. 100, Milpitas, CA	95035-5112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(408) 263-3214

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05 Costs Associated with Exit or Disposal Activities

Signatures

Item 2.05. Costs Associated with Exit or Disposal Activities.

Registrant determined that future demand for its thin film devices for the Medical market will not be sufficient to provide a reasonable financial return for this business going forward. As a result, Registrant announced on October 21, 2004, that Registrant plans to exit such business by the end of the March quarter and close its Tempe, Arizona manufacturing facility which has been dedicated to making these devices. Registrant’s board of directors on October 19, 2004, committed Registrant to a plan (the “Plan”) to exit this business and in these regards (1) to terminate those approximately 40 employees engaged in such business who will not be offered positions in Registrant’s core business and (2) to sell the Tempe facility and the manufacturing equipment located there as well as some related inspection equipment located at its Milpitas, California facility. The Company anticipates that the bulk of the Tempe employment terminations will take place during the third quarter of fiscal 2005, that the remaining Tempe employment terminations and the employee terminations for those engaged in inspection activities in Milpitas will take place during the fourth quarter of fiscal 2005, that the manufacturing equipment will be disposed of during the fourth quarter of fiscal 2005, and that the Tempe property will be disposed of during the third fiscal quarter of fiscal 2006.

In connection with the Plan, the Registrant expects to incur approximately $0.4 million of employment-related costs (severance pay, relocation expense reimbursement, and retention bonuses) and between $1.8 million and $2.8 million of expenses related to the sale of the equipment and Tempe facility. Thus, the total charges are expected to range for $2.2 million to $3.2 million.

The Registrant expects to expend approximately $1.5 million of cash to implement the Plan, including the employee related charges and approximately $0.4 million for utilities and security services for the Tempe facility.

The above discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates, and projections about our industry; our beliefs and assumptions; and our goals and objectives. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” and variations of these words and similar expressions are intended to identify forward-looking statements. Examples of the kinds of forward-looking statements in this report include statements regarding the following: (1) our plans to exit the Medical business and close the Tempe facility, (2) the anticipated charges resulting from such plans, and (3) our estimated cash expense to implement such plan. These statements are only predictions, are not guarantees of future performance, and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include, but are not limited to, our medical customer ordering additional product during our fiscal 2006 and our deciding to supply such product; whether there are environmental issues with our Tempe facility; and whether the land, building, and equipment can be sold when and for the amount we estimate as well as other risk factors detailed in our SEC filings, especially under the caption “Risk Factors and Other Factors That Could Affect Future Results” in our Form 10-Q filing for our fiscal quarter ended June 30, 2004. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 22nd day of October, 2004.

CALIFORNIA MICRO DEVICES CORPORATION (Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

By:	/s/ R. GREGORY MILLER
R. Gregory Miller
Vice President, Finance and Chief Financial Officer